PLAN OF MERGER AND MERGER AGREEMENT

for Merger of

Levy County State Bank
Farmers and Merchants Bank of Trenton
Branford State Bank

with and into
Capital City Bank
Under the charter of Capital City Bank
Under the title of  "Capital City Bank"

This Plan of Merger and Merger Agreement is made and entered into by and among:
(1) Levy County State Bank (hereinafter referred to as "Levy County State Bank"), a financial institution organized under the laws of the State of Florida, with its main office located at 2012 North Young Boulevard, Chiefland, Florida, County of Levy, and branch offices as set forth on Exhibit A attached hereto;
(2) Farmers and Merchants Bank of Trenton (hereinafter referred to as "Farmers and Merchants Bank of Trenton"), a financial institution organized under the laws of the State of Florida, with its main office located at 109 West Wade Street, Trenton, Florida, County of Gilchrist, and branch offices as set forth on Exhibit B attached hereto;
(3) Branford State Bank (hereinafter referred to as "Branford State Bank"), a financial institution organized under the laws of the State of Florida, with its main office located at 814 Suwannee Avenue, Branford, Florida, County of Suwannee; and
(4) Capital City Bank (hereinafter referred to as "Capital City Bank"), a financial institution organized under the laws of the State of Florida, with its main office located at 217 N. Monroe Street, Tallahassee, Florida, County of Leon, and trust office and branch offices as set forth in Exhibit C attached hereto; each acting pursuant to a resolution of its Board of Directors, adopted by the vote of a majority of its directors, pursuant to the authority given in accordance with the provisions of Sections 658.40 through 658.45, Florida Statutes, witnesseth as follows:

SECTION 1
Levy County State Bank, Farmers and Merchants Bank of Trenton, and Branford State Bank shall be merged with and into Capital City Bank (hereinafter sometimes referred to as "the Resulting Bank"). The Resulting Bank shall continue under the charter of Capital City Bank.

SECTION 2
The name of the Resulting Bank shall be "Capital City Bank."   The
Resulting Bank will exercise trust powers.

SECTION 3
The business of the Resulting Bank shall be that of a state banking and trust corporation. This business shall be conducted by the Resulting Bank at its main office, which shall be located at 217 North Monroe Street, Tallahassee, Florida. The location of each branch office and trust service office of the Resulting Bank shall be as set forth in Exhibit D attached hereto.

SECTION 4
Levy County State Bank, Farmers and Merchants Bank of Trenton, Branford State Bank, and Capital City Bank (hereinafter sometimes collectively referred to as the "constituent banks") have a common shareholder, which is Capital City Bank Group, Inc. (hereinafter referred to as "CCBG"). At the effective time of the merger, all of the issued and outstanding shares of common stock of Levy County State Bank, Farmers and Merchants Bank of Trenton, and Branford State Bank, all of which are owned by CCBG, shall be delivered to CCBG for cancellation. CCBG's ownership of the stock of Levy County State Bank, Farmers and Merchants Bank of Trenton, and Branford State Bank, shall be merged and reflected in its ownership of stock of the Resulting Bank. At the effective time of the merger, all of the presently issued and outstanding shares of the common stock of Capital City Bank, all of which are held by CCBG, shall continue to be issued and outstanding shares of the Resulting Bank, and shall continue to be held by CCBG, and each certificate of Capital City Bank, evidencing ownership of any and all such shares, shall continue to evidence ownership of the same number of shares of common stock of the Resulting Bank. No provision has been made for the manner of disposing of shares of the Resulting Bank not taken by dissenting shareholders of the constituent banks, because there can be no dissenting shareholders, as the merger is contingent upon the approval of a majority of the shareholders of each of the constituent banks, and each of the constituent banks has a single (common) shareholder.

SECTION 5
There shall be Five Thousand (5000) authorized shares of a single class of capital stock of the Resulting Bank. The par value of each
such share shall be One Hundred Dollars ($100.00).   At the time the
merger shall become effective, the Resulting Bank shall have a Surplus of $23,925,370.00 and Retained Earnings of $81,031,029.00, adjusted, however, for normal earnings and expenses between July 1, 1997, and
the effective time of the merger.   There will be no preferred stock.

SECTION 6
All assets of Levy County State Bank, Farmers and Merchants Bank of Trenton, and Branford State Bank, as they exist at the effective time of the merger shall pass to and vest in the Resulting Bank without any conveyance or other transfer; and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers, and duties of each constituent bank, including trust powers, and the Resulting Bank shall be responsible for all the liabilities of every kind and description, including liabilities arising out of the operation of a Trust Department as of the effective time of the merger.

SECTION 7
The names of the directors and executive officers of the Resulting Bank shall be as set forth on Exhibit E attached hereto. These persons shall serve until the next annual meeting of shareholders or until such time as their successors have been elected and have qualified.

SECTION 8
This agreement may be terminated prior to the effective time of the merger by the mutual consent of the Boards of all of the constituent banks.

SECTION 9
This Agreement is subject to the approval of the sole shareholder of each of the constituent banks, and the merger shall become effective at the time specified in a Certificate to be issued by the Comptroller of Florida, pursuant to Section 658.45, Florida Statutes, under the seal of his office, approving the merger.

SECTION 10
This agreement is also subject to the following terms and conditions:
(a) The Florida Department of Banking and Finance shall have approved this Plan of Merger and Merger Agreement and shall have issued all other necessary authorizations and approvals for the merger, including a Certificate of Merger.
(b) The appropriate federal regulatory agency shall have approved the merger and shall have issued all other necessary authorizations and approvals for the merger, and any statutory waiting period shall have expired.

SECTION 11
Effective as of the time this merger shall become effective as specified in the "Certificate of Merger" to be issued by the Comptroller of Florida, the Articles of Incorporation of the Resulting Bank shall read as set forth in Exhibit F, attached hereto and hereby incorporated herein by this reference.

WITNESS the signatures and seals of said constituent banks as of the 29th day of July, 1997, each hereunto set by its President and attested by its Secretary, pursuant to a resolution of its Board of Directors, acting by a majority thereof.

Levy County State Bank
/s/ Terry A. Smith
Terry A. Smith
President

Attest:
/s/Emory F. Sullivan
Emory F. Sullivan
Secretary

Farmers and Merchants Bank of Trenton
/s/ H.E. Osteen
H.E. Osteen
President

Attest:
/s/Becky Oder
Becky Oder
Secretary

Branford State Bank
/s/ Clifton E. Bradley
Clifton E. Bradley
President

Attest:
/s/Jackie Thompson
Jackie Thompson
Secretary

Capital City Bank
/s/ Thomas A. Barron
Thomas A. Barron
President

Attest:
/s/ Emily G. Groom
Emily G. Groom
Secretary

EXHIBIT A
LOCATION OF BRANCH OFFICES OF LEVY COUNTY STATE BANK

1.  140 East Hathaway
    Bronson, Florida 32621

2.  Corner of 2nd & B. Street
    Cedar Key, Florida 32625

3.  Corner of Inglis Avenue & Highway 40 West
    Inglis, Florida 32649

4.  144 East Noble Avenue
    Williston, Florida 32696

EXHIBIT B
LOCATION OF BRANCH OFFICES
OF FARMERS AND MERCHANTS BANK OF TRENTON

5.  Highway 129 & Pine Street
    Bell, Florida 32619

6.  Highway 19 & 98
    Fanning Springs, Florida 32693

EXHIBIT C
LOCATION OF BRANCH AND
TRUST SERVICE OFFICES OF
CAPITAL CITY BANK

Main Office:

1.  217 North Monroe Street
    Tallahassee, Florida 32301
    (also includes Trust Service Office)

Branch Offices:

2.  2111 North Monroe Street
    Tallahassee, Florida 32303

3.  BankLink (Call Center)
    2111 North Monroe Street
    Tallahassee, Florida 32308

4.  2375 Centerville Road
    Tallahassee, Florida 32308

5.  Governor's Square Mall
    Tallahassee, Florida 32301

6.  3815 North Monroe Street
    Tallahassee, Florida 32303

7.  3255 Mahan Drive
    Tallahassee, Florida 32308

8.  1301 Metropolitan Boulevard
    Tallahassee, Florida 32308

9.  1801 Apalachee Parkway
    Tallahassee, Florida 32301

10. 3404 South Monroe Street
    Tallahassee, Florida 32301

11. 1828 West Tennessee Street
    Tallahassee, Florida 32304

12. 1108 West Tharpe Street
    Tallahassee, Florida 32303

13. 3528 Thomasville Road
    Tallahassee, Florida 32308

14. 2020 West Pensacola Street
    Tallahassee, Florida 32304

15. 10241 North Florida Avenue
    Citrus Springs, Florida 34434

16. 7697 South Florida Avenue
    Floral City, Florida 34450

17. 1500 N. U.S. Highway 41
    Inverness, Florida 34450

18. 1500 North Meadowcrest Boulevard
    Crystal River, Florida 34429

19. 101 SE U.S. 19
    Crystal River, Florida 34429

20. 316 West Washington Street
    Chattahoochee, Florida 32324

21. 102 South Main Street
    Havana, Florida 32333

22. 320 West Jefferson Street
    Quincy, Florida 32351

23. 7101 Mariner Boulevard
    Spring Hill, Florida 34609

24. 800 South Jefferson Street
    Monticello, Florida 32344

25. 603 West Base Street
    Madison, Florida 32340

26. 922 Regency Park Boulevard
    Port Richey, Florida 34668

27. 115 West Green Street
    Perry, Florida 32347

EXHIBIT D
LOCATION OF BRANCH AND
TRUST SERVICE OFFICES OF
THE RESULTING BANK

Main Office:

1.  217 North Monroe Street
    Tallahassee, Florida 32301
    (also includes trust service office)

Branch Offices:

2.  2111 North Monroe Street
    Tallahassee, Florida 32303

3.  BankLink (Call Center)
    2111 North Monroe Street
    Tallahassee, Florida 32308

4.  2375 Centerville Road
    Tallahassee, Florida 32308

5.  Governor's Square Mall
    Tallahassee, Florida 32301

6.  3815 North Monroe Street
    Tallahassee, Florida 32303

7.  3255 Mahan Drive
    Tallahassee, Florida 32308

8.  1301 Metropolitan Boulevard
    Tallahassee, Florida 32308

9.  1801 Apalachee Parkway
    Tallahassee, Florida 32301

10. 3404 South Monroe Street
    Tallahassee, Florida 32301

11. 1828 West Tennessee Street
    Tallahassee, Florida 32304

12. 1108 West Tharpe Street
    Tallahassee, Florida 32303

13. 3528 Thomasville Road
    Tallahassee, Florida 32308

14. 2020 West Pensacola Street
    Tallahassee, Florida 32304

15. 10241 North Florida Avenue
    Citrus Springs, Florida 34434

16. 7697 South Florida Avenue
    Floral City, Florida 34450

17. 1500 N. U.S. Highway 41
    Inverness, Florida 34450

18. 1500 North Meadowcrest Boulevard
    Crystal River, Florida 34429

19. 101 SE U.S. 19
    Crystal River, Florida 34429

20. 316 West Washington Street
    Chattahoochee, Florida 32324

21. 102 South Main Street
    Havana, Florida 32333

22. 320 West Jefferson Street
    Quincy, Florida 32351

23. 7101 Mariner Boulevard
    Spring Hill, Florida 34609

24. 800 South Jefferson Street
    Monticello, Florida 32344

25. 603 West Base Street
    Madison, Florida 32340

26. 922 Regency Park Boulevard
    Port Richey, Florida 34668

27. 115 West Green Street
    Perry, Florida 32347

28. 2012 North Young Boulevard
    Chiefland, Florida 32626

29. 140 East Hathaway
    Bronson, Florida 32621

30. Corner of 2nd & B. Street
    Cedar Key, Florida 32625

31. Corner of Inglis Avenue & Highway 40 West
    Inglis, Florida 32649

32. 144 East Noble Avenue
    Williston, Florida 32696

33. 109 West Wade Street
    Trenton, Florida 32693

34. Highway 129 & Pine Street
    Bell, Florida 32619

35. Highway 19 amd 98
    Fanning Springs, Florida 32693

36. 814 Suwannee Avenue
    Branford, Florida 32008

EXHIBIT E
DIRECTORS AND EXECUTIVE OFFICERS
OF THE RESULTING BANK

DIRECTORS:

Names                              Addresses

DuBose Ausley                      Post Office Box 391
                                   Tallahassee, FL 32302

Thomas A. Barron                   Post Office Box 9OO
                                   Tallahassee 32302

C. Bob Butler                      Post Office Box 3789
                                   Tallahassee, FL 32315

J. Marshall Conrad                 Post Office Box 391
                                   Tallahassee, FL 32302

Brian T. Hayes                     Post Office Box 483
                                   Tallahassee, FL 32345

E. Cantey Higdon                   Post Office Box 996
                                   Quincy, FL 32353

Harold M. Knowles                  528 East Park Avenue
                                   Tallahassee, FL 32301

R. Gary Landrum                    3375-B Capital Circle, NE
                                   Tallahassee, FL 32308

Blucher B. Lines                   Post Office Box 550
                                   Quincy, FL 32351

William W. Mahaffey                Post Office Box 820
                                   Quincy, FL 32353-0820

Fount H. May, Jr.                  Route 2, Box 189-C
                                   Quincy, FL 32353

S. Craig McMillan                  Post Office Box 1919
                                   Quincy, FL 32353

Payne H. Midyette, Jr.             Post Office Box 749
                                   Tallahassee, FL 32302

G. Ulmer Miller                    440 Morris Road
                                   Monticello, FL 32344

George W. Miller                   240 West Washington
                                   Monticello, FL 32344

M. William Miller                  305 9th Street East
                                   Havana, FL 32333

William L. Moor                    408 Plantation Road
                                   Tallahassee, FL 32303

John B. Mowell                     Post Office Box 4168
                                   Tallahassee, FL 32315

Millard J. Noblin                  Post Office Box 14019
                                   Tallahassee, FL 32317

Jack G. Rich                       825-A Lake Ridge Drive
                                   Tallahassee, FL 32312

Rodney L. Scarboro                 3241 West Lakeshore Drive
                                   Tallahassee, FL 32312

Fincher W. Smith                   2609 Lotus Drive
                                   Tallahassee, FL 32312

Godfrey Smith                      Post Office Box 900
                                   Tallahassee, FL 32302

J. Vereen Smith, Jr.               Post Office Box 900
                                   Tallahassee, FL 32302

William G. Smith, Jr.              Post Office Box 900
                                   Tallahassee, FL 32302

Giles C. Toole, Jr.                Post Office Box 526
                                   Tallahassee, FL 32302

Fred M. Williams, Jr.              Route 3, Box 96-C
                                   Monticello, FL 32344

Paul Graves Williams               Post Office Box 1018
                                   Quincy, FL 32353

EXECUTIVE OFFICERS:

Names                    Office                  Addresses

William G. Smith, Jr.  Chairman                  Post Office Box 900
                                                 Tallahassee, FL 32302

Thomas A. Barron       President                 Post Office Box 900
                                                 Tallahassee, FL 32302

Godfrey Smith          Vice Chairman             Post Office Box 900
                                                 Tallahassee, FL 32302

Randolph K. Briley     Executive Vice President  Post Office Box 900
                                                 Tallahassee, FL 32302

Mitchell R. Englert    Executive Vice President  Post Office Box 900
                                                 Tallahassee, FL 32302

G. Matthew Brown       Executive Vice President  Post Office Box 900
                                                 Tallahassee, FL 32302

J. Kimbrough Davis     Chief Financial Officer   Post Office Box 900
                                                 Tallahassee, FL 32302

William N. Mitchell    President, Capital City   Post Office Box 900
                       Services Company          Tallahassee, FL 32302

EXHIBIT F

ARTICLES OF INCORPORATION OF THE RESULTING BANK

ARTICLES OF INCORPORATION OF CAPITAL CITY BANK

The undersigned, acting as Directors for the purpose of amending and restating the Articles of Incorporation for Capital City Bank, to provide for new Articles effective as of the effective date of the merger of Levy County State Bank, Farmers and Merchants Bank of Trenton, and Branford State Bank with and into Capital City Bank, hereby adopt the following Articles of Incorporation.

ARTICLE I.
Name

The name of this Corporation shall be CAPITAL CITY BANK. The initial street address of its main office shall be 217 North Monroe Street, Tallahassee, Leon County, Florida.

ARTICLE II.
Nature of Business

The general nature of the business to be transacted shall be that of a general banking business, including the exercise of trust powers, as provided by the laws of the State of Florida.

ARTICLE III.
Stock
The amount of the capital stock of the Corporation shall be Five Thousand Shares (5,000) with a par value of One Hundred Dollars ($100.00) per share.
If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

ARTICLE IV.
Powers

This Corporation shall have banking and trust powers and all the corporate powers enumerated in the Florida Business Corporation Act.

ARTICLE V.
Term of Corporate Existence
This Corporation shall exist perpetually unless dissolved according to laws of Florida.

ARTICLE VI.
Number of Directors
The Board of Directors of this Corporation shall consist of not fewer than five (5) individuals, the exact number of Directors to be fixed and determined from time to time by resolution of the shareholders at any annual meeting thereof; provided, however, that if authorized by a majority of the shareholders by appropriate action at the next annual meeting, a majority of the full Board of Directors may, at any time during the year following the annual meeting of shareholders in which such action has been authorized, increase the number of Directors within the limits specified above, and appoint persons to fill the resulting vacancies, provided further, that in any one year not more than two such additional Directors shall be authorized pursuant to this provision.

ARTICLE VII.
Annual Meeting
The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on such day of each year as is specified in the Bylaws; provided, however, that when the day fixed in the Bylaws for the regular annual meeting of the shareholders falls on a legal holiday, the annual meeting of the shareholders shall be held on the next banking day.
Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the bank entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the bank not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of Directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the bank not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the vote tellers may disregard all votes cast for each such nominee.

ARTICLE VIII.
Initial Board of Directors
The initial Board of Directors shall consist of twenty-eight (28) persons. The initial members of the Board of Directors of this Corporation shall hold office until the first annual meeting of the shareholders, and thereafter until their successor or successors are elected. The names and addresses of the initial members of the Board are as follows:
    Names                               Addresses
1.  Ausley, DuBose                      Post Office Box 391
                                        Tallahassee, FL 32302

2.  Barron, Thomas A.                   Post Office Box 900
                                        Tallahassee, FL 32302

3.  Butler, C. Bob                      Post Office Box 3789
                                        Tallahassee, FL 32315

4.  Conrad, J. Marshall                 Post Office Box 391
                                        Tallahassee, FL 32302

5.  Hayes, Brian T                      Post Office Box 483
                                        Monticello, FL 32345

6.  Higdon, E. Cantey                   Post Office Box 996
                                        Quincy, FL 32353

7.  Knowles, Harold M.                  528 East Park Avenue
                                        Tallahassee, FL 32301

8.  Landrum, R. Gary                    3375-B Capital Circle N.E.
                                        Tallahassee, FL 32308

9.  Lines, Blutcher B.                  Post Office Box 550
                                        Quincy, FL 32351

10. Mahaffey, William W.                Post Office Box 820
                                        Quincy, FL 32353-0820

11. May, Jr., Fount H.                  Route 2, Box 189-C
                                        Quincy, FL 32351

12. McMillan, S. Craig                  Post Office Box 1919
                                        Quincy, FL 32353

13. Midyette, Jr., Payne H.             Post Office Box 749
                                        Tallahassee, FL 32302

14. Miller, G. Ulmer                    440 Morris Road
                                        Monticello, FL 32344

15. Miller, George W.                   240 West Washington
                                        Monticello, FL 32344

16. Miller, M. William                  305 9th Street East
                                        Havana, FL 32333

17. Moor, William L.                    408 Plantation Road
                                        Tallahassee, FL 32303

18. Mowell, John B.                     Post Office Box 4168
                                        Tallahassee, FL 32315

19. Noblin, Millard J.                  Post Office Box 14019
                                        Tallahassee, FL  32317

20. Rich, Jack                          825-A Lake Ridge Drive
                                        Tallahassee, FL 32312

21. Scarboro, Rodney L.                 3241 West Lakeshore Drive
                                        Tallahassee, FL 32312

22. Smith, Fincher W.                   2609 Lotus Drive
                                        Tallahassee, FL 32312

23. Smith, Godfrey                      Post Office Box 900
                                        Tallahassee, FL 32302

24. Smith, Jr., J. Vereen               Post Office Box 900
                                        Tallahassee, FL 32302

25. Smith, Jr., William G.              Post Office Box 900
                                        Tallahassee, FL 32302

26. Toole, Jr., Giles C.                Post Office Box 526
                                        Tallahassee, FL 32302

27. Williams, Jr., Fred M.              Route 3, Box 96-C
                                        Monticello, FL 32344

28. Williams, Paul Graves               Post Office Box 1018
                                        Quincy, FL 32353

ARTICLE IX.
Officers
The Corporation shall have a Chairman, President, and Secretary/Treasurer, and may have additional officers and assistant officers including, without limitation thereto, one or more Vice
Presidents. A person may hold more than one office. The names and addresses of the initial officers are as follows:

William G. Smith, Jr., Chairman
Post Office Box 900
Tallahassee, FL 32302

Thomas A. Barron, President
Post Office Box 900
Tallahassee, FL 32302

Godfrey Smith, Vice Chairman
Post Office Box 900
Tallahassee, FL 32302

Randolph H. Briley, Executive Vice President
Post Office Box 900
Tallahassee, FL 32302

Mitchell R. Englert, Executive Vice President
Post Office Box 900
Tallahassee, FL 32302

G. Matthew Brown, Executive Vice President
Post Office Box 900
Tallahassee, FL 32302

J. Kimbrough Davis, Secretary/Treasurer
Post Office Box 900
Tallahassee, FL 32302

William N. Mitchell, President, Capital City Services Co.
Post Office Box 900
Tallahassee, FL 32302


The Board of Directors shall have the power to appoint such other officers and employees as may be required to transact the business of this Corporation; to define the duties of the officers and employees of the Corporation; to fix the salaries to be paid to them: to dismiss them; to require bonds from them and to fix the penalty thereof; to manage and administer the business and affairs of the Corporation; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

ARTICLE X.
Main Office

The Board of Directors shall have the power to change the location of the main office to any other location, without the approval of shareholders but subject to the approval of the Division of Banking, State of Florida; and shall have the power to establish or change the location of any branch or branches of the Corporation to any other location, without the approval of the shareholders but subject to the approval of the Division of Banking, State of Florida.

ARTICLE XI.
Indemnification of Directors and Officers

Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Corporation or of any firm, corporation, or organization which he served in any such capacity at the request of the Corporation, to the fullest extent permitted by Florida law.
The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ARTICLE XII.
Amendment

These Articles of Incorporation may be amended at any regular meeting or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Corporation, unless the vote of the holders of a greater mount of stock is required by law, and in that case by the vote of the holders of such greater amount. IN WITNESS of the foregoing, the undersigned directors have executed these Articles of Incorporation as of the 22nd day of July, 1997.

Signature                          Address
Ausley, DuBose                   Post Office Box 391
                                 Tallahassee, FL 32302

/s/ Thomas A. Barron             Post Office Box 900
Thomas A. Barron                 Tallahassee, FL 32302

/s/ C. Bob Butler                Post Office Box 3789
C. Bob Butler                    Tallahassee, FL 32315

/s/ J. Marshall Conrad           Post Office Box 391
J. Marshall Conrad               Tallahassee, FL 32302

/s/ Brian T. Hayes               Post Office Box 483
Brian T. Hayes                   Monticello, FL 32345

/s/ E. Cantey Higdon             Post Office Box 996
E. Cantey Higdon                 Quincy, FL 32353

/s/ Harold M. Knowles            528 East Park Avenue
Harold M. Knowles                Tallahassee, FL 32301

Landrum, R. Gary                 3375-B Capital Circle N.E.
                                 Tallahassee, FL 32308

/s/ Blucher B. Lines             Post Office Box 550
Blucher B. Lines                 Quincy, FL 32351

/s/ William W. Mahaffey          Post Office Box 820
William W. Mahaffey              Quincy, FL 32353-0820

/s/ Fount H. May, Jr.            Route 2, Box 189-C
Fount H. May, Jr.                Quincy, FL 32351

/s/ S. Craig McMillan            Post Office Box 1919
S. Craig McMillan                Quincy, FL 32353

/s/ Payne H. Midyette, Jr.       Post Office Box 749
Payne H. Midyette, Jr.           Tallahassee, FL 32302

/s/ G. Ulmer Miller              440 Morris Road
G. Ulmer Miller                  Monticello, FL 32344

/s/ George W. Miller             240 West Washington
George W. Miller                 Monticello, FL 32344

/s/ M. William Miller            305 9th Street East
M. William Miller                Havana, FL 32333
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/s/ William L. Moor              408 Plantation Road
William L. Moor                  Tallahassee, FL 32303

/s/ John B. Mowell               Post Office Box 4168
John B. Mowell                   Tallahassee, FL 32315

/s/ Millard J. Noblin            Post Office Box 14019
Millard J. Noblin                Tallahassee, FL 32317

/s/ Jack G. Rich                 825-A Lake Ridge Drive
Jack G. Rich                     Tallahassee, FL 32312

Rodney L. Scarboro               3241 West Lakeshore Drive
                                 Tallahassee, FL 32312

/s/ Fincher W. Smith             2609 Lotus Drive
Fincher W. Smith                 Tallahassee, FL 32312

/s/ Godfrey Smith                 Post Office Box 900
Godfrey Smith                     Tallahassee, FL 32302

/s/ J. Vareen Smith, Jr.          Post Office Box 900
J. Vareen Smith                   Tallahassee, FL 32302

/s/ William G. Smith, Jr.         Post Office Box 900
William G. Smith, Jr.             Tallahassee, FL 32302

Toole, Jr., Giles C.              Post Office Box 526
                                  Tallahassee, FL 32302

/s/ Fred M. Williams, Jr.         Route 3, Box 96-C
Fred M. Williams, Jr.             Monticello, FL 32344

/s/ Paul Graves Williams          Post Office Box 1018
Paul Graves Williams              Quincy, FL 32353

Before me, the undersigned Notary Public, in and for the State of Florida at Large, personally appeared: Thomas A.Barron; C. Bob Butler;
J. Marshall Conrad; Brian T. Hayes; E. Cantey Higdon; Harold M. Knowles; Blutcher B. Lines; William W. Mahaffey; Fount H. May, Jr.; S. Craig McMillan; Payne H. Midyette, Jr.; G. Ulmer Miller; George W. Miller; M. William Miller; William L. Moor; John B. Mowell; Millard J. Noblin; Jack G. Rich;
Fincher W. Smith; Godfrey Smith; J.Vereen Smith; William G.Smith, Jr.; and Fred M. Williams, Jr.; and Paul Graves Williams, personally known to me and known by me to be the individuals described in and who executed the foregoing Articles of Incorporation for CAPITAL CITY BANK, and each being duly sworn severally acknowledged that he executed the same for the use and purposes therein expressed.

IN TESTIMONY WHEREOF, I have hereunto affixed my signature and notarial seal this 22nd day of July, 1997.

/s/Jill Carraway
Notary Public - State of Florida at Large
My Commission Expires: March 16, 2001
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